Cricut, Inc. Reports Second Quarter 2025 Financial Results
Over 3 million Paid Subscribers, up 7% over Q2 2024
Q2 2025 revenue of $172.1 million, up 2% compared to Q2 2024
Net income of $24.5 million, up 24% compared to Q2 2024
SOUTH JORDAN, Utah, August 5, 2025 (GLOBE NEWSWIRE) -- Cricut, Inc. (“Cricut”) (NASDAQ: CRCT), the creative technology company that has brought a connected platform for making to millions of users worldwide, today announced financial results for its second quarter ended June 30, 2025.

“We posted solid results in Q2 with sales growth of 2%, operating income growth of 14%, EPS growth of 22%, and paid subscriber growth of 7% to over 3 million paid subscribers” said Ashish Arora, Chief Executive of Cricut. “We are relentlessly focused on increasing our speed of execution and are accelerating investments that will help drive future revenue growth. We are continuing to lean into these investments even as we navigate the uncertainty introduced by tariffs. These accelerated investments are in hardware product development, materials, engagement and marketing and will help drive future growth.”

Second Quarter 2025 Financial Results
•Revenue was $172.1 million, up 2% from Q2 2024.
•Platform revenue was $80.7 million, up 4% over Q2 2024.
•Products revenue was $91.4 million, up 1% from Q2 2024.
•International revenue increased by 8% over Q2 2024 and was 21% of total revenue, up from 20% of total revenue in Q2 2024.
•Gross margin was 59.0%, up from 53.5% in Q2 2024.
•Operating income was $30.1 million, or 17.5% of revenue, and up 14% from Q2 2024. Operating income in Q2 2024 was $26.4 million, or 15.7% of revenue.
•Net income was $24.5 million, or 14.2% of revenue, and up 24% from Q2 2024. Net income in Q2 2024 was $19.8 million, or 11.8% of revenue.
•Diluted earnings per share was $0.11, up from $0.09 per share in Q2 2024.
•Generated $36.2 million in Cash from Operations in Q2.
•Used $4.7 million to repurchase 917 thousand shares of our common stock in Q2.

“We continue to generate healthy cash flow on an annual basis, which funds inventory needs and investments for long-term growth. In Q2, we generated $36 million in cash from operations, compared to $35 million a year ago. We ended Q2 with cash and cash equivalents of $377 million and remain debt free,” said Kimball Shill, Chief Financial Officer of Cricut. “After the quarter closed, we paid $181 million in dividends and we have $49 million remaining on our $50 million authorized stock repurchase program.”

Recent Business Highlights
•Paid Subscribers increased to over 3 million, up 7% year-over-year.
•Platform ARPU increased to $53.84, up 2% year-over-year.
•Active Users about flat year-over-year to just over 5.9 million.
•90-Day Engaged Users down less than 2% year-over-year to nearly 3.5 million compared to down 3% versus a year ago.
•After Q2 closed, Cricut completed the following Board of Director approved dividends for total cash payments of $181 million:
•Special dividend of $0.75 per share paid on July 21, 2025 to shareholders of record on July 7, 2025**
•Recurring semi-annual dividend of $0.10 per share paid on July 21, 2025 to shareholders of record on July 7, 2025**
** Both dividends were to the Company’s Class A and Class B Common Stockholders. In addition, holders of restricted stock units that were unvested on the record date were credited with a dividend equivalent based on the value of the per share dividend pursuant to the terms of the Company’s equity incentive documents. The dividend equivalent entitles such holders to receive additional shares upon vesting of the corresponding restricted stock units. The board of directors views this level of capital allocation, both stock repurchases and dividends, as appropriate given the company’s operating and financial plans and will continue to evaluate capital allocation on a regular basis.
Key Performance Metrics
In addition to the measures presented in our condensed consolidated financial statements, we use the following key business metrics to evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe these metrics are useful to investors because they can help in monitoring the long-term health of our business. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.

	As of June 30,
	2025	2024
Active Users (in thousands)	5,901	5,918
90-Day Engaged Users (in thousands)	3,482	3,541
Paid Subscribers (in thousands)	3,010	2,813

	As of June 30,
	2025	2024
Platform ARPU	$53.84	$52.61
Glossary of Terms
Active Users
We define Active Users as registered users of at least one registered connected machine who have utilized their connected machine to create a project in the last 365 days. One user may own multiple registered connected machines but is only counted once if that user registers those connected machines by using the same email address. If possession of a connected machine is transferred to a new owner and registered by that new owner, the new owner is added to the total Active Users and the prior owner is removed from the total Active Users if the prior owner does not own any other registered connected machines. Active Users is a key indicator of the health of our business, because changes in the number of Active Users excludes non-users to better represent opportunities for us to drive additional platform and accessories and materials revenue.
90-Day Engaged Users
We define 90-Day Engaged Users as registered users of at least one registered connected machine who have utilized their connected machine to create a project in the last 90 days. One user may own multiple registered connected machines but is only counted once if that user registers those connected machines by using the same email address. If possession of a connected machine is transferred to a new owner and registered by that new owner, the new owner is added to the total 90-Day Engaged Users and the prior owner is removed from the total 90-Day Engaged Users if the prior owner does not own any other registered connected machines. 90-Day Engaged Users excludes non-users to better represent opportunities for us to drive additional platform and accessories and materials revenue.
Paid Subscribers
We define Paid Subscribers as the number of users with a subscription to Cricut Access or Cricut Access Premium, excluding cancelled, unpaid or free trial subscriptions, as of the end of a period. Paid Subscribers is a key metric to track growth in our Platform revenue and potential leverage in our gross margin.
Platform ARPU
We define Platform ARPU as Platform revenue in a 12-month period divided by Active Users. Platform ARPU allows us to forecast Platform revenue over time and is an indicator of our ability to expand with users and of user engagement with our subscription offerings.
Webcast and Conference Call Information
Cricut management will host a conference call and webcast to discuss the results today, Tuesday, August 5, 2025 at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). Information about Cricut’s financial results, including a link to the live and archived webcast of the conference call, will be made available on Cricut’s investor relations website at https://investor.cricut.com/.
The live call may also be accessed via telephone. Please pre-register using this link: https://register-conf.media-server.com/register/BIfe8a42b2c64f49c4a57563df6533863f. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. To avoid long wait times, we suggest registering at minimum 15 minutes before the start of the call to receive your unique PIN code.
About Cricut, Inc.
Cricut, Inc. is a creative technology company that helps people lead creative lives. Cricut hardware and design software work together as a connected platform for consumers to make beautiful, high-quality DIY projects quickly and easily. These industry-leading products include a flagship line of smart cutting machines — the Cricut Maker® series, the Cricut Explore® series, Cricut Joy® series, and Cricut Venture® — accompanied by other unique tools like Cricut EasyPress®, the Infusible Ink® system, and a diverse collection of materials. In addition to providing tools and materials, Cricut fosters a thriving community of millions of dedicated users worldwide.
Cricut has used, and intends to continue using, its investor relations website and the Cricut News Blog (https://cricut.com/blog/news/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the Cricut News Blog in addition to following our press releases, SEC filings and public conference calls and webcasts.

Media Contact:
Avani Patel
pr@cricut.com
Investor Contact:
Jim Suva
investors@cricut.com
Source: Cricut, Inc.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended (the “Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, quotations from management, business outlook, strategies, capital allocation plans, the impact of tariffs on our business, market size and growth opportunities. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “anticipates,” “believes,” “targets,” “potential,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may,” “will” or similar terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future results of operations or the ability to generate revenues, income or cash flow are forward-looking statements. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections and our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions, many of which are beyond our control, that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections will prove to be correct or that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this press release are only made as of the date indicated on the relevant materials and are based on our estimates and opinions at the time the statements are made. We disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances or changes in opinion, except as required by law.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, but not limited to, risks and uncertainties associated with: our ability to attract and engage with our users; competitive risks; supply chain, manufacturing, distribution and fulfillment risks; international risks, including regulation, trade wars, heightened, scheduled, or threatened tariffs or by retaliatory trade measures that have materially increased our costs and the potential for further trade barriers or disruptions; sales and marketing risks, including our dependence on sales to brick-and-mortar and online retail partners and our need to continue to grow online sales; risks relating to the complexity of our business, which includes connected machines, custom tools, hundreds of materials, design apps, e-commerce software, subscriptions, content, international production, direct sales and retail distribution; risks related to product quality, safety and warranty claims and returns; risks related to the fluctuation of our quarterly results of operations and other operating metrics; risks related to intellectual property, cybersecurity and potential data breaches; risks related to our dependence on our Chief Executive Officer; risks related to our status as a “controlled company”; and the impact of economic and geopolitical events, natural disasters and actual or threatened public health emergencies, current recessionary pressures and any resulting economic slowdown from any of these events, or other resulting interruption to our operations. These risks and uncertainties are described in greater detail, or are incorporated by reference, under the heading “Risk Factors” in the most recent form 10-K or 10-Q that we have filed with the Securities and Exchange Commission (“SEC”).
In addition, certain risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The forward-looking statements included in these materials are only made as of the date indicated on the relevant materials and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law.

Cricut, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Platform	$80,697	$77,649	$160,683	$155,935
Products	91,415	90,298	174,063	179,404
Total revenue	172,112	167,947	334,746	335,339
Cost of revenue:
Platform	8,816	8,888	17,484	17,647
Products	61,757	69,219	117,375	136,258
Total cost of revenue	70,573	78,107	134,859	153,905
Gross profit	101,539	89,840	199,887	181,434
Operating expenses:
Research and development	16,762	14,315	32,419	29,168
Sales and marketing	35,877	33,354	72,562	66,384
General and administrative	18,795	15,739	35,460	34,245
Total operating expenses	71,434	63,408	140,441	129,797
Income from operations	30,105	26,432	59,446	51,637
Other income (expense):
Interest income	3,578	3,053	6,935	5,471
Interest expense	(81)	(80)	(160)	(161)
Other income	241	387	243	1,135
Total other income, net	3,738	3,360	7,018	6,445
Income before provision for income taxes	33,843	29,792	66,464	58,082
Provision for income taxes	9,355	10,023	18,062	18,666
Net income	$24,488	$19,769	$48,402	$39,416
Other comprehensive income (loss):
Change in net unrealized gains (losses) on marketable securities, net of tax	$70	$242	$185	$(46)
Change in foreign currency translation adjustment, net of tax	279	(1)	381	(89)
Comprehensive income	$24,837	$20,010	$48,968	$39,281
Earnings per share, basic	$0.12	$0.09	$0.23	$0.18
Earnings per share, diluted	$0.11	$0.09	$0.23	$0.18
Weighted-average common shares outstanding, basic	211,865,363	216,422,513	212,514,662	215,986,713
Weighted-average common shares outstanding, diluted	214,529,726	217,501,646	214,649,931	217,390,891

Cricut, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	As of June 30, 2025	As of December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$298,057	$232,140
Marketable securities	78,884	104,774
Accounts receivable, net	81,990	101,980
Inventories	124,796	115,255
Prepaid expenses and other current assets	15,459	26,065
Total current assets	599,186	580,214
Property and equipment, net	37,736	37,546
Operating lease right-of-use asset	12,481	13,958
Deferred tax assets	49,560	39,186
Other assets	22,548	22,131
Total assets	$721,511	$693,035
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$71,977	$53,373
Accrued expenses and other current liabilities	61,657	76,274
Deferred revenue, current portion	51,047	45,427
Operating lease liabilities, current portion	3,609	3,899
Dividends payable, current portion	204,814	24,401
Total current liabilities	393,104	203,374
Operating lease liabilities, net of current portion	9,784	11,310
Deferred revenue, net of current portion	2,585	2,826
Other non-current liabilities	7,101	8,764
Total liabilities	412,574	226,274
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, no shares issued and outstanding as of June 30, 2025 and December 31, 2024.	—	—
Common stock, par value $0.001 per share, 1,250,000,000 shares authorized as of June 30, 2025, 212,466,401 shares issued and outstanding as of June 30, 2025; 1,250,000,000 shares authorized as of December 31, 2024, 213,295,922 shares issued and outstanding as of December 31, 2024.	212	213
Additional paid-in capital	308,165	466,554
Retained earnings	—	—
Accumulated other comprehensive income (loss)	560	(6)
Total stockholders’ equity	308,937	466,761
Total liabilities and stockholders’ equity	$721,511	$693,035

Cricut, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$48,402	$39,416
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation and amortization (including amortization of debt issuance costs)	12,083	15,094
Bad debt expense (benefit)	(1,594)	(454)
Stock-based compensation	20,138	21,376
Deferred income tax	(10,374)	(9,484)
Non-cash lease expense	1,858	2,539
Unrealized foreign currency (gain) loss	(995)	589
Provision for inventory obsolescence, net	(11,081)	(3,028)
Other	11	(1,040)
Changes in operating assets and liabilities:
Accounts receivable	22,446	27,320
Inventories	4,787	56,928
Prepaid expenses and other current assets	10,762	(16,492)
Other assets	(3,479)	(122)
Accounts payable	18,335	(42,060)
Accrued expenses and other current liabilities and other non-current liabilities	(17,158)	(25)
Operating lease liabilities	(2,197)	(2,799)
Deferred revenue	5,379	3,890
Net cash and cash equivalents provided by operating activities	97,323	91,648
Cash flows from investing activities:
Purchase of marketable securities	—	(25,442)
Proceeds from maturities of marketable securities	26,114	25,440
Purchases of property and equipment, including capitalized software development costs	(10,594)	(9,963)
Net cash and cash equivalents provided by (used in) investing activities	15,520	(9,965)
Cash flows from financing activities:
Repurchase of common stock	(16,741)	(20,103)
Proceeds from exercise of stock options	—	—
Employee tax withholding payments on stock-based awards	(9,315)	(6,541)
Cash dividend	(21,493)	(1,547)
Net cash and cash equivalents used in financing activities	(47,549)	(28,191)
Effect of exchange rate on changes on cash and cash equivalents	623	(127)
Net increase in cash and cash equivalents	65,917	53,365
Cash and cash equivalents at beginning of period	232,140	142,187
Cash and cash equivalents at end of period	$298,057	$195,552
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$—	$—
Cash paid during the period for income taxes	$10,938	$30,389
Supplemental disclosures of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$371	$477
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$2,718	$1,545
Tax withholdings on stock-based awards included in accrued expenses and other current liabilities	$635	$659
Stock-based compensation capitalized for software development costs	$848	$695
Dividend declared but unpaid	$204,814	$122,332